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                            NATIONAL - OILWELL, INC.

                                     ISSUER

                          6 1/2% SENIOR NOTES DUE 2011



                                    INDENTURE

                           DATED AS OF MARCH 19, 2001



                              THE BANK OF NEW YORK

                                     TRUSTEE

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                            CROSS-REFERENCE TABLE(1)
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


Trust Indenture
Act Section                                                                  Indenture Section
310(a)(1).....................................................................            7.10
    (a)(2)....................................................................            7.10
    (a)(3)....................................................................            N.A.
    (a)(4)....................................................................            N.A.
    (a)(5)....................................................................            7.10
    (b).......................................................................            7.10
    (c).......................................................................            N.A.
311(a)........................................................................            7.11
    (b).......................................................................            7.11
    (c).......................................................................            N.A.
312(a)........................................................................             2.5
    (b).......................................................................            10.3
    (c).......................................................................            10.3
313(a)........................................................................             7.6
    (b)(2)....................................................................        7.6, 7.7
    (c).......................................................................       7.6, 10.2
    (d).......................................................................             7.6
314(a)........................................................................             4.5
    (a)(4)....................................................................            10.5
    (c)(1)....................................................................            N.A.
    (c)(2)....................................................................            N.A.
    (c)(3)....................................................................            N.A.
    (e).......................................................................            10.5
    (f).......................................................................            N.A.
315(a)........................................................................             3.5
    (b).......................................................................            N.A.
    (c).......................................................................        7.1, 7.2
    (d).......................................................................            N.A.
    (e).......................................................................            6.11
316(a)(last sentence).........................................................            N.A.
    (a)(1)(A).................................................................            N.A.
    (a)(1)(B).................................................................            N.A.
    (a)(2)....................................................................            N.A.
    (b).......................................................................            N.A.
    (c).......................................................................            N.A.
317(a)(1).....................................................................             6.4
    (a)(2)....................................................................            N.A.
    (b).......................................................................            N.A.
318(a)........................................................................            N.A.
    (b).......................................................................            N.A.
    (c).......................................................................            10.1
N.A. means not applicable.
(1)This Cross-Reference Table is not part of this Indenture.
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                                TABLE OF CONTENTS
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                                                                                          PAGE NO.
                                                                                          --------

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions...................................................................1
Section 1.2    Other Definitions.............................................................9
Section 1.3    Incorporation by Reference of Trust Indenture Act............................10
Section 1.4    Rules of Construction........................................................10

                                   ARTICLE II
                                    THE NOTES

Section 2.1    Form and Dating..............................................................10
Section 2.2    Execution and Authentication.................................................12
Section 2.3    Registrar and Paying Agent...................................................13
Section 2.4    Paying Agent to Hold Money in Trust..........................................13
Section 2.5    Holder Lists.................................................................13
Section 2.6    Transfer and Exchange........................................................14
Section 2.7    Replacement Notes............................................................29
Section 2.8    Outstanding Notes............................................................29
Section 2.9    Treasury Notes...............................................................30
Section 2.10     Temporary Notes............................................................30
Section 2.11     Cancellation...............................................................30
Section 2.12     Defaulted Interest.........................................................30
Section 2.13     CUSIP Numbers..............................................................31

                                   ARTICLE III
                                   REDEMPTION

Section 3.1    Redemption at the Option of the Company......................................31
Section 3.2    Notice to the Trustee........................................................31
Section 3.3    Selection of Notes To Be Redeemed............................................32
Section 3.4    Notice of Redemption.........................................................32
Section 3.5    Effect of Notice of Redemption...............................................33
Section 3.6    Deposit of Redemption Price..................................................33
Section 3.7    Notes Redeemed or Purchased in Part..........................................33
Section 3.8    Purchase of Notes............................................................34

                                   ARTICLE IV
                                    COVENANTS

Section 4.1    Payment of Notes.............................................................34
Section 4.2    Maintenance of Office or Agency..............................................34
Section 4.3    Statement by Officers as to Default..........................................35
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
Section 4.4    Corporate Existence..........................................................35
Section 4.5    SEC Reports; Financial Statements............................................35
Section 4.6    Limitation on Liens..........................................................36
Section 4.7    Limitation on Sale and Leaseback Transactions................................36

                                    ARTICLE V
                                   SUCCESSORS

Section 5.1    Consolidation, Merger, or Sale of Assets.....................................37
Section 5.2    Successor Corporation Substituted............................................37

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

Section 6.1    Events of Default............................................................38
Section 6.2    Acceleration.................................................................39
Section 6.3    Other Remedies...............................................................39
Section 6.4    Waiver of Past Defaults......................................................39
Section 6.5    Control by Majority..........................................................40
Section 6.6    Limitation on Suits..........................................................40
Section 6.7    Rights of Holders of Notes to Receive Payment and Institute Proceedings......40
Section 6.8    Collection Suit by Trustee...................................................40
Section 6.9    Trustee May File Proofs of Claim.............................................41
Section 6.10     Priorities.................................................................41
Section 6.11     Undertaking for Costs......................................................42

                                   ARTICLE VII
                                     TRUSTEE

Section 7.1    Duties of Trustee............................................................42
Section 7.2    Rights of Trustee............................................................43
Section 7.3    Individual Rights of Trustee.................................................44
Section 7.4    Trustee's Disclaimer.........................................................44
Section 7.5    Notice of Defaults...........................................................44
Section 7.6    Reports by Trustee to Holders of the Notes...................................44
Section 7.7    Compensation and Indemnity...................................................45
Section 7.8    Replacement of Trustee.......................................................46
Section 7.9    Successor Trustee by Merger, Etc.............................................47
Section 7.10     Eligibility; Disqualification..............................................47
Section 7.11     Preferential Collection of Claims Against Company..........................47

                                  ARTICLE VIII
                     SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1    Satisfaction and Discharge of Indenture......................................47
Section 8.2    Application of Trust Money...................................................48
Section 8.3    Option to Effect Legal Defeasance or Covenant Defeasance.....................48
Section 8.4    Defeasance and Discharge.....................................................48
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
Section 8.5    Covenant Defeasance..........................................................49
Section 8.6    Conditions to Defeasance or Covenant Defeasance..............................49
Section 8.7    Deposited Money and Government Securities to be Held in Trust; Other
               Miscellaneous Provisions.....................................................51
Section 8.8    Repayment to Company.........................................................51
Section 8.9    Reinstatement................................................................52

                                   ARTICLE IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1    Without Consent of Holders of Notes..........................................52
Section 9.2    With Consent of Holders of Notes.............................................53
Section 9.3    Compliance with Trust Indenture Act..........................................54
Section 9.4    Revocation and Effect of Consents............................................54
Section 9.5    Notation on or Exchange of Notes.............................................54
Section 9.6    Trustee to Sign Amendments, Etc..............................................54
Section 9.7    Record Dates.................................................................55

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1     Trust Indenture Act Controls...............................................55
Section 10.2     Notices....................................................................55
Section 10.3     Communication by Holders of Notes with Other Holders of Notes..............56
Section 10.4     Certificate and Opinion as to Conditions Precedent.........................56
Section 10.5     Statements Required in Certificate or Opinion..............................57
Section 10.6     Rules by Trustee and Agents................................................57
Section 10.7     No Personal Liability of Directors, Officers, Employees and Stockholders...57
Section 10.8     Governing Law..............................................................57
Section 10.9     No Adverse Interpretation of Other Agreements..............................57
Section 10.10    Successors.................................................................58
Section 10.11    Severability...............................................................58
Section 10.12    Counterpart Originals......................................................58
Section 10.13    Table of Contents, Headings, Etc...........................................58
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        INDENTURE dated as of March 19, 2001 between National-Oilwell, Inc., a
Delaware corporation (the "Company"), and The Bank of New York, a New York
banking corporation, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

        The Company has duly authorized the creation of the Notes (as hereinafter defined), substantially of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

        All things necessary to make the Notes, when issued by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with the terms of the Notes and this Indenture, respectively, have been done.

        Upon the issuance of the Exchange Notes (as hereinafter defined) or the effectiveness of a registration statement filed pursuant to the Registration Rights Agreement (as hereinafter defined), this Indenture will be subject to the provisions of the TIA (as hereinafter defined) that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. Prior thereto, the provisions of the TIA will apply to this Indenture only to the extent expressly provided herein.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1    DEFINITIONS

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

        "Agent" means any Registrar, Paying Agent or co-registrar.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Bankruptcy Code" means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

        "Business Day" means any day other than a Legal Holiday.

        "Clearstream" means Clearstream Banking, formerly known as Cedel Bank.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets included on a consolidated balance sheet of the Company, less applicable reserves and other properly deductible items and after deducting therefrom (a) all current liabilities (other than liabilities that, by their terms, are extendible or renewable at the option of the obligor to a date 12 months or more after the date on which such current liabilities are determined) and (b) all goodwill, trade names, trademarks, patents, copyrights, unamortized debt discount and expense and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

        "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.2 hereof or such other address as to which the Trustee may give notice to the Company.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequester or similar official under the Bankruptcy Code.

        "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Global Notes issued, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means any Note issued in exchange for an Initial Note or Initial Notes pursuant to the Exchange Offer or otherwise registered under the Securities Act (which shall be substantially identical to the Initial Notes except that the Exchange Notes will have been registered pursuant to an effective registration statement under the Securities Act, will not be subject to transfer restrictions or registration rights and will not be entitled to the benefit of provisions for the increase of the interest rate) and any Note with respect to which the next preceding predecessor Note of such Note was an Exchange Note.

        "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

        "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Global Note Legend" means the legend set forth in Section 2.6(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.6(b)(iv), 2.6(d)(iv) or 2.6(f) hereof.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

        "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any indebtedness.

        "Holder" means a Person in whose name a Note is registered.

        "Indenture" means this Indenture, as amended or supplemented from time to time.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Initial Notes" means all Notes other than Exchange Notes.

        "Institutional Accredited Investor" means an institution that is an "accredited investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Interest Payment Date" shall have the meaning assigned to it in the Notes as contemplated by Section 2.1 hereof.

        "Issue Date" means the date on which Initial Notes are first authenticated and delivered under this Indenture.

        "Legal Holiday" a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

        "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        "Lien" means, with respect to any property or asset, any mortgage, pledge, lien, encumbrance, charge or security interest of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law, but excluding agreements to refrain from granting Liens.

        "Make-Whole Premium" means an amount, with respect to any Note (or portion thereof) to be redeemed pursuant to Article III hereof, equal to the excess, if any, of (a) the sum of the present values, calculated as of the Redemption Date, of (i) each interest payment that, but for such redemption, would have been payable on the Note (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date) and (ii) the principal amount that, but for such redemption, would have been payable at the final maturity of the Note (or portion thereof) being redeemed; over (b) the principal amount of the Note (or portion thereof) being redeemed. The present values of interest and principal payments referred to in clauses (i) and (ii) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 20 basis points. The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Bear, Stearns & Co. Inc. or if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker"). For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date. The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields as calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

        "Non-U.S. Person" means a person who is not a U.S. Person.

        "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

        "Notes" means the 6 1/2% Notes due 2011 of the Company, including the Initial Notes and the Exchange Notes. For all purposes of this Indenture, the term "Notes" shall include any Exchange Notes issued in exchange for Initial Notes pursuant to this Indenture and, for purposes of this Indenture, all outstanding Initial Notes and Exchange Notes shall vote together as one series of Notes under this Indenture.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 10.5 hereof.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.5 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

        "Participant" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

        "Permitted Liens" means:

        (a) any Lien on any property hereafter acquired (including acquisition through merger or consolidation) or constructed by the Company or a Restricted Subsidiary and created contemporaneously with, or within twelve months after, such acquisition or the completion of construction to secure or provide for the payment of all or any part of the purchase price of such property or the cost of construction thereof, as the case may be; or

        (b) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings; or

        (c) Liens existing on property at the time of acquisition by the Company or a Restricted Subsidiary; or

        (d) Liens existing on the property or on the outstanding shares or indebtedness of any Person at the time it becomes a Restricted Subsidiary; or

        (e) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary; or

        (f) Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof or any foreign government, or any department, agency or instrumentality or political subdivision of any thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute; or

        (g) Liens existing on property owned by the Company or any of its Subsidiaries on the date of this Indenture or provided for pursuant to agreements existing on the date of the Indenture; or

        (h) Liens created pursuant to the creation of trusts or other arrangements funded solely with cash, cash equivalents or other marketable investments or securities of the type customarily subject to such arrangements in customary financial practice with respect to long-term or medium-term indebtedness for money borrowed, the sole purpose of which is to make provisions for the retirement or defeasance, without prepayment of indebtedness; or

        (i) any extensions, renewals or replacements (or successive extensions, renewals or replacements) in whole or in part of a Lien referred to in the foregoing clauses (a) through (h) above; provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount outstanding at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the property which secured the Lien so extended, renewed or replaced and additions to such property.

        "Person" means (a) any form of business entity, association, grouping, trust or other form now or hereafter permitted by the laws of any state of the United States of America or any foreign government or utilized by businesses in the conduct of their activities and (b) a natural person, as the context may require.

        "Principal Property" means any real property, manufacturing plant, office building, warehouse or other physical facility, or any other like depreciable asset of the Company or of any Restricted Subsidiary, whether owned at the date of this Indenture or thereafter acquired that in the opinion of the Board of Directors of the Company is of material importance to the total business conducted by the Company and its Restricted Subsidiaries, as a whole; provided, however, that any such property shall not be deemed a Principal Property if such property does not have a fair value in excess of 5% of the total assets included on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied.

        "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "QIB" means a "qualified institution buyer" as defined in Rule 144A.

        "Redemption Date" has the meaning assigned to it in Section 3.1.

        "Redemption Price" has the meaning assigned to it in Section 3.1

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 19, 2001, by and among the Company and the other party named on the signature pages thereof, attached hereto as Exhibit E, as such agreement may be amended, modified or supplemented from time to time.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

        "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

        "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

        "Remaining Term" has the meaning assigned to it in the definition of "Make-Whole Premium."

        "Responsible Officer," when used with respect to the Trustee, means any officer, including, without limitation, any vice president, assistant vice president, assistant treasurer or assistant secretary within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to any particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

        "Restricted Period" means the 40-day distribution compliance period as set forth in Regulation S.

        "Restricted Subsidiary" means (a) any currently existing Subsidiary whose principal assets and business are located in the United States or Canada, and (b) any Subsidiary that is designated by the Company to be a Restricted Subsidiary.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 144A Global Note" means the Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated under the Securities Act.

        "Sale and Leaseback Transaction" means the sale or transfer by the Company or a Restricted Subsidiary of any Principal Property owned by it with the intention of taking back a lease on such property.

        "SEC" means the Securities and Exchange Commission.

        "Secured Debt" means indebtedness for money borrowed by the Company or a Restricted Subsidiary, and any other indebtedness of the Company or a Restricted Subsidiary, on which interest is paid or payable (other than indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary), that in any such case is secured by (a) any Lien on any Principal Property of the Company or a Restricted Subsidiary or (b) a Lien on any shares of stock or indebtedness of a Restricted Subsidiary that owns a Principal Property. The amount of Secured Debt at any time outstanding shall be the amount then owing thereon by the Company or a Restricted Subsidiary.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of indebtedness, including the Notes, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any Person, (a) any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling any one or more of the Company and its Subsidiaries to elect a majority of the directors, either at all times, or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors, (b) any partnership of which the Company, or the Company and one or more of its Subsidiaries, or any one or more Subsidiaries, is at the date of determination, a general or limited partner of such partnership, but only if the Company and its Subsidiaries are entitled to receive more than 50% of the assets of such partnership upon dissolution or more than 50% of the profits of such partnership, or (c) any other Person (other than a corporation or partnership) in which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof.

        "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

        "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

        "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

SECTION 1.2 OTHER DEFINITIONS


                                 TERM                                  DEFINED IN SECTION
        "Covenant Defeasance"................................                 8.5
        "DTC"................................................                 2.3
        "Event of Default"...................................                 6.1
        "Defeasance".........................................                 8.4
        "Paying Agent".......................................                 2.3
        "Registrar...........................................                 2.3

SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes; and

        "obligor" on the Notes means the Company and any successor obligor upon the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4    RULES OF CONSTRUCTION

        Unless the context otherwise requires:

        (1)    a term has the meaning assigned to it;

        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of determination;

        (3)    "or" is not exclusive;

        (4) words in the singular include the plural, and in the plural include the singular;

        (5)    provisions apply to successive events and transactions; and

        (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II
                                    THE NOTES

SECTION 2.1    FORM AND DATING

        The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

        The Notes will mature on March 15, 2011, and each Note will bear interest from the date of initial issuance of such Note (which date shall be set forth in the certificate representing such Note) at the rate per annum of 6 1/2%, which interest shall be payable semiannually on each March 15 and September 15 following the date of initial issuance of such Note, commencing on the first March 15 or September 15 next following the date of initial issuance of such Note (which date shall be set forth in the certificate representing such Note), to the Person in whose name the certificate representing such Note is registered at the close of business on the preceding March 1 or September 1, as the case may be. The Notes will be subject to redemption prior to maturity pursuant to Article III of this Indenture. The interest rate accruing on the Initial Notes entitled to the benefits of the Registration Rights Agreement is subject to increase upon the occurrence of certain events as provided in the Registration Rights Agreement.

        The Notes are senior unsecured obligations of the Company and rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company.

        The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. Notes issued in global form shall be substantially in the form of Exhibit A-1 or A-2 attached hereto (including the Global Note Legend and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.6 hereof.

        Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the nominee of the Depositary for credit to the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated after the 40-day distribution compliance period applicable to the Initial Notes (or Subsequent Series Notes, if applicable) has expired under Regulation S and upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.6(b) hereof), and (ii) an Officers' Certificate from the Company stating that the applicable Restricted Period has terminated. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

        The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Bank" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by members of, or Participants, in DTC through Euroclear or Clearstream.

SECTION 2.2    EXECUTION AND AUTHENTICATION

        An Officer (who shall be the Chief Executive Officer, the Chief Financial Officer or the Treasurer) shall sign the Notes for the Company by manual or facsimile signature.

        If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

        A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall, upon a written order of the Company signed by an Officer, authenticate and make available for delivery (1) Initial Notes for original issue on the date hereof in an aggregate principal amount of $150.0 million (and any Initial Notes subsequently issued by reopening the series of Notes as described below) and (2) Exchange Notes in exchange for Initial Notes of an equal principal amount. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is initially limited to $150,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.6, 2.7, 2.10, or 9.5; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, reopen the series of Notes represented by the 6 1/2% Notes due 2011 to issue additional Initial Notes for such series, which shall form a single series with the Notes and shall have the same terms, without the consent of the Holders. All Initial Notes issued by reopening the series of Notes as provided in the previous sentence (and any Exchange Notes issued in exchange therefor) shall be identical in all respects to the Initial Notes issued on the date hereof, other than the Issue Date, the date from which interest accrues and any changes relating thereto. Notwithstanding the provisions of Section 2.6 permitting the issuance of Definitive Notes, the Initial Notes issued on the date hereof in the aggregate principal amount of $150.0 million and the Exchange Notes relating thereto will be issued in the form of Global Notes only and no Holder shall have the right to receive such an

Initial Note or such Exchange Note in the form of a Definitive Note unless Definitive Notes are issued as required in Section 2.6(a).

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.3    REGISTRAR AND PAYING AGENT

        The Company shall maintain an office or agency within the City and State of New York where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest or premium, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5    HOLDER LISTS

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall provide to a Responsible Officer of the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6    TRANSFER AND EXCHANGE

        (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion notifies the Trustee in writing that it elects to cause issuance of the Notes in certificated form; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.7 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

        (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or
(ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

                (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted

                        Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that (x) no transfer or exchange of a beneficial interest in a Global Note for a Definitive Note shall be effective under clause (B) hereof unless permitted by Applicable Procedures of the Depositary,
                        (y) in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (1) the expiration of the Restricted Period and (2) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act and (z) beneficial interests in a Global Note may be exchanged for Definitive Notes only upon at least 20 days prior written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures. Upon an Exchange Offer by the Company in accordance with
                        Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof; or

                        (B) if the transferee will take delivery in the form of the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof.

                (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
                                144) of the Company;

                        (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1)     if the holder of such beneficial
                                        interest in a Restricted Global Note
                                        proposes to exchange such beneficial
                                        interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(a) thereof;

                                (2)     if the holder of such beneficial
                                        interest in a Restricted Global Note
                                        proposes to transfer such beneficial
                                        interest to a Person who shall take
                                        delivery thereof in the form of a
                                        beneficial interest in an Unrestricted
                                        Global Note, a
                                        certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

                                (3)     in each such case set forth in this
                                        subparagraph (D), an Opinion of Counsel
                                        in form reasonably acceptable to the
                                        Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c)    Transfer or Exchange of Beneficial Interests for Definitive
               Notes.

               (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (2)(a) thereof;

                      (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

                      (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

                      (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to an Institutional Accredited Investor or in reliance on any other exemption from the registration requirements of the Securities Act, in either case other than those listed in subparagraphs (B) through (D) above, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable;

                        (F) if such beneficial interest is being transferred to the Company or any of its subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item
                                (3)(b) thereof; or

                        (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
                        Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                (ii) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to the expiration of the Restricted Period or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                (iii) Notwithstanding 2.6(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an

                        Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1)     if the holder of such beneficial
                                        interest in a Restricted Global Note
                                        proposes to exchange such beneficial
                                        interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof;

                                (2)     if the holder of such beneficial
                                        interest in a Restricted Global Note
                                        proposes to transfer such beneficial
                                        interest to a Person who shall take
                                        delivery thereof in the form of a
                                        Definitive Note that does not bear the
                                        Private Placement Legend, a certificate
                                        from such holder in the form of Exhibit
                                        B hereto, including the certifications
                                        in Item (4) thereof; and

                                (3)     in each such case set forth in this
                                        subparagraph (D), an Opinion of Counsel
                                        in form reasonably acceptable to the
                                        Company, to the effect that such
                                        exchange or transfer is in compliance
                                        with the Securities Act and that the
                                        restrictions on transfer contained
                                        herein and in the Private Placement
                                        Legend are not required in order to
                                        maintain compliance with the Securities
                                        Act.

                (iv) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
                      Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
                      Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

        (d)    Transfer and Exchange of Definitive Notes for Beneficial
               Interests.

               (i) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (2)(b) thereof;

                      (B) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

                      (C) if such Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

                      (D) if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

                      (E) if such Definitive Note is being transferred to an Institutional Accredited Investor or in reliance on any other exemption from the registration requirements of the Securities Act, in either case other than those listed in subparagraphs (B) through (D) above, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable;

                      (F) if such Definitive Note is being transferred to the Company or any of its subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or

                      (G) if such Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (A) above, the appropriate Restricted Global Note and, in the case of subparagraph
                      (B) above, the 144A Global Note, and, in the case of subparagraph (C) above, the Regulation S Global Note, and, in the case of subparagraphs (D) through (G) above, the appropriate Global Note.

               (ii) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D)    the Registrar receives the following:

                             (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(c) thereof;

                             (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

                             (3)    in each such case set forth in this
                                    subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                      Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               (iv) If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B),
                      (ii)(D) or (iii) above.

        (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the

Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(e).

               (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                      (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;

                      (B) if the transfer will be made pursuant to Rule 903 or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and

                      (C) if the transfer will be made to an Institutional Accredited Investor or pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.

               (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D)    the Registrar receives the following:

                             (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item
                                    (1)(d) thereof;

                             (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

                             (3)    in each such case set forth in this
                                    subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

               (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

        (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of (A) an authentication order in accordance with Section 2.2 hereof and (B) an Opinion of Counsel opining as to the enforceability of the Exchange Notes, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer or
(ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

        (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i)    Private Placement Legend.

                      (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES (1) NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO (X) THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DAY ON WHICH NATIONAL- OILWELL, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), EXCEPT (A) TO THE COMPANY OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT IS ACQUIRING SUCH SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS RELATING TO RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY

               (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR IN AN "OFFSHORE TRANSACTION" WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (2) THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (C), (D), (E) OR
               (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (2) AN INSTITUTIONAL ACCREDITED INVESTOR, (3) A NON-U.S. PERSON AND IS ACQUIRING THE NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR (4) IT IS A PERSON ELIGIBLE TO BE TRANSFERRED THIS NOTE IN ACCORDANCE WITH CLAUSE (F) OF THE FOREGOING SENTENCE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                      (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph
                             (b)(iv), (c)(iii), (d)(ii), (d)(iii), (e)(ii),
                             (e)(iii) or (f) of this Section 2.6 (and all Notes issued in exchange therefore or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

               "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY

               CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE 2 OF THE INDENTURE,
               (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
               SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

        Additionally, for so long as DTC is the Depositary with respect to the Global Note, such Global Note shall also bear a legend in substantially the following form:

               "UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

               (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

               "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

        (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.

        (i)    General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges in accordance with the other provisions of this Indenture, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.7 and 9.5 hereof).

               (iii) The Registrar shall not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes for redemption under Section 3.3 hereof and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or
                      (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any
                      Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such

                      Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
                      Section 2.6 to effect a transfer or exchange may be submitted by facsimile.

               (ix) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

               (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7    REPLACEMENT NOTES

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8    OUTSTANDING NOTES

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9    TREASURY NOTES

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10   TEMPORARY NOTES

        Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11   CANCELLATION

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12   DEFAULTED INTEREST

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13   CUSIP NUMBERS

        The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III
                                   REDEMPTION

SECTION 3.1    REDEMPTION AT THE OPTION OF THE COMPANY.

        The Notes are redeemable prior to the Stated Maturity of principal, at the option of the Company, at any time in whole or from time to time in part, upon the delivery of the notices provided in Sections 3.2 and 3.4 hereof, on any date prior to the Stated Maturity of principal selected by the Company (the "Redemption Date") at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) plus the Make-Whole Premium, if any (the "Redemption Price"). In no event will the Redemption Price ever be less than 100% of the principal amount of the Notes plus accrued interest to the Redemption Date.

SECTION 3.2    NOTICE TO THE TRUSTEE

        If the Company elects to redeem Notes pursuant to this Article III, it shall notify the Trustee of the Redemption Date and principal amount of the Notes to be redeemed. The Company shall so notify the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officers' Certificate stating that such redemption will comply with the provisions of this Indenture and of the Notes.

        Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

SECTION 3.3    SELECTION OF NOTES TO BE REDEEMED

        If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes or any integral multiple thereof) of the principal amount of Notes of a denomination larger than the minimum authorized denomination or of the principal amount of Global Notes.

        The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

        For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any of the Notes redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

SECTION 3.4    NOTICE OF REDEMPTION

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the register of Notes maintained by the Registrar.

        All notices of redemption shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

                             (1)    the Redemption Date;

                             (2) the Redemption Price (excluding the amount of any Make-Whole Premium, if any);

                             (3) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

                             (4) if any Note is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

                             (5) that Note called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent; and

                             (6) the CUSIP number, if any, relating to such Notes.

        Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request delivered at least 15 days prior to the date of the mailing thereof (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company.

SECTION 3.5    EFFECT OF NOTICE OF REDEMPTION

        Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the day payment of such interest is due to the Holders of record at the close of business on the relevant record dates specified pursuant in Section 2.1 hereof and the Notes.

SECTION 3.6    DEPOSIT OF REDEMPTION PRICE

        On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in same day funds sufficient to pay the Redemption Price of, including (except if the Redemption Date shall be a date interest is due under the Notes) accrued and unpaid interest if any, on, the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

        If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the Redemption Price upon surrender of such Notes. If any Notes called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued and unpaid interest thereon shall, until paid, bear interest from the Redemption Date at the rate applicable to such Notes.

SECTION 3.7    NOTES REDEEMED OR PURCHASED IN PART

        Upon surrender to the Paying Agent of a Note to be redeemed in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge a new Note or Notes, and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.

SECTION 3.8    PURCHASE OF NOTES

        The Company and any Affiliate of the Company may at any time purchase or otherwise acquire Notes in the open market or by private agreement. Such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Notes. Any Notes purchased or acquired by the Company may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.9 shall apply to all Notes so delivered.

                                   ARTICLE IV
                                   COVENANTS

SECTION 4.1    PAYMENT OF NOTES

        The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The interest rate applicable to the Initial Notes entitled to the benefit of the Registration Rights Agreement is subject to increase upon the occurrence of certain events as provided in the Registration Rights Agreement.

        The Company shall pay interest on overdue principal at the rate borne on the Notes to the extent lawful; it shall pay on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY

        The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the office of the Trustee at 101 Barclay Street, Floor 21 West, New York, New York 10286, as one such office or agency of the Company in accordance with Section 2.3 hereof.

SECTION 4.3    STATEMENT BY OFFICERS AS TO DEFAULT

        The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof a Default or Event of Default has occurred during that fiscal year, specifying all such Defaults or Events of Defaults (as applicable) and the nature and status thereof.

        The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

SECTION 4.4    CORPORATE EXISTENCE

        Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.5    SEC REPORTS; FINANCIAL STATEMENTS

        (a) The Company shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing) as the SEC may by rules and regulations prescribe that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of TIA Section 314(a).

        (b) If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to all Holders of the Rule 144A Global Note or Holders that qualify as QIB's who have elected to take physical delivery of a Restricted Definitive Note, and prospective purchasers who are acquiring a Restricted Definitive Note or a beneficial interest in the Rule 144A Global Note as a QIB in accordance with Rule 144A, promptly upon their request, the information required to be delivered pursuant to clause (d)(4) of Rule 144A.

        (c) Delivery of such reports, information and documents to the Trustee under this Section 4.5 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants under this Article IV (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.6    LIMITATION ON LIENS

        So long as any of the Notes are outstanding, the Company shall not at any time create, incur, issue, assume or guarantee, and shall not cause, suffer or permit a Restricted Subsidiary to create, incur, issue, assume or guarantee, any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made such effective provision) whereby the Notes then outstanding and any other indebtedness of or guaranteed by the Company or any Restricted Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured, by a Lien equally and ratably with any and all other obligations and indebtedness thereby secured, so long as such other obligations and indebtedness shall be so secured; provided, that if any such Lien securing such Secured Debt ceases to exist, such equal and ratable security for the benefit of the Holders of Notes shall automatically cease to exist without any further action; provided, further, that if such Secured Debt is expressly subordinated to the Notes, the Lien securing such subordinated Secured Debt shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Secured Debt shall have with respect to the Notes; and provided further, that the foregoing covenants shall not be applicable to the Secured Debt that is secured by Permitted Liens.

        Notwithstanding the foregoing provisions of this Section 4.6, the Company and its Restricted Subsidiaries may, without equally and ratably securing the Notes, create, incur, issue, assume or guarantee Secured Debt not otherwise permitted or excepted if the sum of (a) the amount of such Secured Debt plus (b) the aggregate value of Sale and Leaseback Transactions (excluding Sale and Leaseback Transactions identified in (a) through (d) of Section 4.7), does not exceed 10% of Consolidated Net Tangible Assets (as shown in the quarterly consolidated balance sheet of the Company most recently published prior to the date of creation, incurrence, issuance, assumption or guarantee).

SECTION 4.7    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

        The Company will not, nor will it permit any of its Restricted Subsidiaries to, engage in a Sale and Leaseback Transaction, unless: (a) such Sale and Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvements, or commencement of full operations, on such Principal Property, whichever is later, (b) the Sale and Leaseback Transaction involves a lease for a period, including renewals, of not more than three years, (c) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt secured by a Lien on the Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale and Leaseback Transaction without equally and ratably securing the Notes pursuant to Section 4.6, or (d) the Company or such Restricted Subsidiary, within a one-year period after the Sale and Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale and Leaseback Transaction to (i) the redemption of the Notes or the prepayment, repayment, reduction or retirement of any indebtedness of the Company that ranks pari passu with the Notes or (ii) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

        Notwithstanding the foregoing, the Company may, and may permit each of its Restricted Subsidiaries, to, effect any Sale and Leaseback Transaction that is not excepted by clauses (a) through (d) (inclusive) of the above paragraph, provided that, after giving effect thereto and the application of proceeds, if any, received by the Company or any its Restricted Subsidiaries as a result thereof, the net sale proceeds from such Sale and Leaseback Transaction, together with the aggregate principal amount of all Secured Debt then outstanding (other than the Notes) secured by Liens upon Principal Property (which are not Permitted Liens) would not exceed 10% of the Consolidated Net Tangible Assets (as shown in the quarterly consolidated balance sheet of the Company most recently published prior to the date the Sale and Leaseback Transaction is effected).

                                    ARTICLE V
                                   SUCCESSORS

SECTION 5.1    CONSOLIDATION, MERGER, OR SALE OF ASSETS

        The Company may (a) consolidate with or merge into, or (b) sell, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to, any Person, provided that (i) in the case of any such consolidation or merger, the Company is the continuing entity or, if the Company is not the continuing entity, the continuing entity is a Person organized and validly existing under the laws of the United States, any political subdivision thereof or any State thereof and assumes by supplemental indenture all of the Company's obligations on the Notes and under the Indenture, and (ii) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall exist. Upon a disposition of assets described in clause (b) of the preceding sentence, the Company will be released from any further liability under the Notes and the Indenture.

SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED

        Upon any consolidation or merger, transfer or lease of its properties and assets substantially as an entirety in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation with, or into which the Company is merged or to which such conveyance, transfer or lease of its properties and assets is made shall succeed to, and be substituted for (so that from and after the date of such consolidation or merger, or conveyance transfer or lease of its property and assets substantially as an entirety, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.1    EVENTS OF DEFAULT

        An "Event of Default" occurs hereunder with respect to the Notes if:

        (a) the Company defaults in the payment when due of principal of or Make-Whole Premium, if any, on, the Notes;

        (b) the Company defaults in payment when due of interest on the Notes and such default continues for a period of 30 days;

        (c) the Company or any of its Restricted Subsidiaries fails to observe or perform any covenant of the Company (other than the covenants described in clauses (a) or (b) above) in the Notes or this Indenture for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

        (d) indebtedness of the Company or any Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated indebtedness exceeds $20 million;

        (e) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant
Subsidiary:

              (i)    commences a voluntary case,

              (ii) consents to the entry of an order for relief against it in an involuntary case,

              (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

              (iv) makes a general assignment for the benefit of its creditors;

        (f) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:

              (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary, in an involuntary case;

              (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

               (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.2    ACCELERATION

        If any Event of Default (other than an Event of Default specified in clauses (e) or (f) of Section 6.1) shall occur and be continuing, either the Trustee or the Holders of at least 25% of the then outstanding Notes by notice to the Company may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default specified in clauses (e) or (f) of
Section 6.1 shall occur, the principal amount of all the then outstanding Notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may rescind and annul such acceleration and its consequences if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived pursuant to the terms of this Indenture.

SECTION 6.3     OTHER REMEDIES

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and accrued and unpaid interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4    WAIVER OF PAST DEFAULTS

        The Holders of a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences, except a
Default:

       (a) in the payment of the principal of or any premium or interest on any Note, or

        (b) in respect of any other covenant or provision hereof which, under
Section 9.2 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Note.

        Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.5    CONTROL BY MAJORITY

        Subject to Section 7.2(f) hereof, Holders of a majority in principal amount of the then outstanding Notes (together as a single class) may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 6.6    LIMITATION ON SUITS

        A Holder of a Note may institute any proceeding with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder with respect to this Indenture or the Note only if:

        (a) the Holder of a Note has previously given to the Trustee written notice of a continuing Event of Default;

        (b) the Holders of at least 25% in aggregate principal amount of the Notes make a written request to the Trustee to institute a proceeding or pursue a remedy as Trustee;

        (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

        (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (e) during such 60-day period the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 6.7 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT AND INSTITUTE PROCEEDINGS.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on, the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired, affected or limited in any way (including by any limitation set forth in Section 6.6 hereof) without the consent of the Holder of each Note affected thereby.

SECTION 6.8    COLLECTION SUIT BY TRUSTEE

        If an Event of Default specified in Section 6.1(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting any Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10   PRIORITIES

        If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

        First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense, and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

        Second: to Holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

        Third: to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11   UNDERTAKING FOR COSTS

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the cost of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII
                                     TRUSTEE

SECTION 7.1    DUTIES OF TRUSTEE

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b)    Except during the continuance of an Event of Default:

               (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee. To the extent of any conflict between the duties of the Trustee hereunder and under the TIA, the TIA shall control.

               (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i)     this paragraph does not limit the effect of paragraph
                       (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2    RIGHTS OF TRUSTEE

        (a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (f) Subject to Section 7.1(b) hereof, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction.

        (g) The Trustee, in its individual or other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee, including, without limitation, as a lender under the Company's Senior Credit Facility;

        (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

        (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE

        The Trustee, any Paying Agent, any authenticating agent or registrar in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4    TRUSTEE'S DISCLAIMER

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5    NOTICE OF DEFAULTS

        If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest or premium, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

        Within 60 days after each March 15 beginning with the March 15 next following the date of this Indenture, and for so long as the Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA

Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c). A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.7    COMPENSATION AND INDEMNITY

        The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim, damage or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture. To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to any of the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.

        The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.8    REPLACEMENT OF TRUSTEE

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.

        The Company may remove the Trustee if:

        (a)     the Trustee fails to comply with Section 7.10 hereof;

        (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

        (c) a custodian or public officer takes charge of the Trustee or its property; or

        (d)     the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may, at the expense of the Company, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10   ELIGIBILITY; DISQUALIFICATION

        There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or is the subsidiary of a bank holding company that has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and
(5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

        The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII
                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.1    SATISFACTION AND DISCHARGE OF INDENTURE

        This Indenture shall upon delivery of a written request of an Officer of the Company to the Trustee cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

        (a)    either

               (i) all such Notes theretofore authenticated and delivered (other than (1) such Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (2) such Notes for whose payment money or Government Securities have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.9) have been delivered to the Trustee for cancellation; or

               (ii) all such Securities not theretofore delivered to the Trustee for cancellation

                     (A)    have become due and payable, or

                     (B) will become due and payable at their final Stated Maturity within one year,

and the Company, in the case of (A) or (B) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money or Government Securities sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of such Notes which have become due and payable) or to the Stated Maturity of the principal of the Notes;

       (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Notes; and

       (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Notes have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Company to the Trustee under
Section 7.7 hereof, and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (ii) of clause (b) of this Section, the obligations of the Company or Trustee under Section 8.2 hereof and
Section 8.9 shall survive.

SECTION 8.2    APPLICATION OF TRUST MONEY

        Subject to the provisions of Section 8.9, all money and Government Securities deposited with the Trustee pursuant to Section 8.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money or Government Securities has been deposited with the Trustee.

SECTION 8.3    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

        The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.4 or 8.5 hereof be applied to all outstanding Notes, upon compliance with the conditions set forth in this Article VIII.

SECTION 8.4    DEFEASANCE AND DISCHARGE

        In addition to discharge of the Indenture pursuant to Section 8.1 hereof, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Notes on the date of the deposit referred to in clause
(a) of Section 8.6 hereof, and the provisions of this Indenture with respect to the Notes shall no longer be in effect, (except as to (1) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 8.6 hereof and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Notes when payments are due (other than by acceleration), (2) the Company's obligations with respect to such Notes under Sections 2.4, 2.6, 2.7, 2.10, 4.2 and 8.9 hereof, and (3) the rights, powers, trusts, obligations, duties and immunities of the Trustee hereunder), and the Trustee, at the expense of the Company, upon written request of an Officer of the Company, shall execute proper instruments acknowledging the same, if the applicable conditions set forth in Section 8.6 hereof are satisfied ("Defeasance"). For this purpose, such Defeasance means that the Company (and any other obligor of the Notes) shall be deemed to have paid and discharged the entire indebtedness represented by the Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 8.7 hereof and the rights and obligations referred to in clauses (1) through (3) (inclusive) of this Section 8.4, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 8.5 hereof applied to such Notes.

SECTION 8.5    COVENANT DEFEASANCE

        The Company shall be released on the date of the deposit referred to in clause (a) of Section 8.6 hereof from its obligations under Sections 4.6, 4.7 and 5.1 hereof, inclusive, on and after the date the applicable conditions set forth in Section 8.6 hereof are satisfied ("Covenant Defeasance"); and the occurrence of any event specified in clause (c) of Section 6.1 hereof (with respect to any of Sections 4.6, 4.7 and 5.1 hereof, inclusive), shall be deemed not to be or result in an Event of Default, in each case with respect to the Notes. For this purpose, such Covenant Defeasance means that, with respect to the Notes (i) the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby, and (ii) such Notes shall thereafter be deemed to be not "Outstanding" for the purposes of any request, demand, authorization, direction, notice, waiver, consent or declaration or other action of Holders (and the consequences of any therefor) in connection with such specified covenants, but shall continue to be deemed Outstanding for all other purposes hereunder.

SECTION 8.6    CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE

        The following shall be the applicable conditions to the application of
Section 8.4 or Section 8.5 hereof to any Notes, as the case may be:

        (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 7.10 hereof and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Notes, (A) money in an amount, or
(B) Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, to pay the principal of and any premium and interest on such Notes on the Stated Maturity of the principal of the Notes in accordance with the terms of this Indenture and such Notes.

        (b) In order to have Section 8.4 hereof apply to any Notes, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case
(A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and Defeasance had not occurred.

        (c) In order to have Section 8.5 hereof apply to any Notes, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred.

        (d) No Default or Event of Default with respect to such Notes or any other Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in clauses (e) of (f) of Section 6.1 hereof, at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied with respect to such specified events until after such 90th day).

        (e) Such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound.

        (f) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to avoidance under Section 547 of the Bankruptcy Code or any successor provision thereof.

        (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

        (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.7 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

        Subject to Section 8.8 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 8.9 hereof, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 8.6 hereof in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes for the payment or redemption of which such funds have been deposited with the Trustee, of all sums due and to become due thereon in respect of principal and any premiums and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

        Anything in this Article to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall promptly return, deliver or pay to the Company from time to time upon Company request any money or Government Securities held by it as provided in Section 8.6 hereof with respect to any Notes which, at any time, are in excess of the amount thereof which would then be required to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities. The provisions of Section 8.8 hereof shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Stated Maturity of the Notes for which money or Government Securities have been deposited pursuant to Section 8.6 hereof.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to this Article or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.8    REPAYMENT TO COMPANY

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, and premium and interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.9    REINSTATEMENT

        If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.4 or 8.5 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.4 or 8.5 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.4 or 8.5 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1    WITHOUT CONSENT OF HOLDERS OF NOTES

        Notwithstanding Section 9.2 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of Holders of the Notes:

        (a) to cure any ambiguity, defect or inconsistency;

        (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

        (c) to provide for the assumption of the Company's obligations to the Holders of any of the Notes in the case of a merger, consolidation or sale of assets of the Company pursuant to Article 5 hereof;

        (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder in any material respect;

        (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

        (f) to allow any guarantor to guarantee the Notes.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.2    WITH CONSENT OF HOLDERS OF NOTES

        Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by a Responsible Officer of the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture. It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder):

        (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Note;

        (b) reduce the principal amount of, or any interest on, any such Note;

        (c) reduce the amount of principal of any such Note payable upon acceleration of the Stated Maturity thereof;

        (d) change the place or currency of payment of principal of, or interest on, any such Note;

        (e) impair the right to institute suit for the enforcement of any payment on or with respect to any such Note;

        (f) reduce the percentage in principal amount of such Note, the consent of whose Holders is required for modification or amendment of the Indenture;

        (g) reduce the percentage in principal amount of such Note necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

        (h) modify such provisions with respect to modification and waiver;

        (i) waive, reduce or modify a Make-Whole Premium payable with respect to any Note called for redemption; or

        (j) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT

        If this Indenture shall be qualified under the TIA, every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC

        The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, enter into any such supplemental Indenture which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise. The Company may not sign an amended or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

SECTION 9.7    RECORD DATES

        Except as otherwise provided in this Indenture or the Notes, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Notes entitled to give or take any direction, notice, consent, waiver or other action under the Indenture. Pursuant to Section 6.10, the Trustee also will be entitled to set a record date for certain payments to Holders of Notes. If a record date is set for any action to be taken by Holders of the Notes, such action may be taken only by persons who are Holders of the Notes on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of the Notes within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Company (or the Trustee, if it sets the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1   TRUST INDENTURE ACT CONTROLS

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.2   NOTICES

        Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                             If to the Company:

                                       National-Oilwell, Inc.
                                       10000 Richmond Avenue
                                       Houston, Texas 77042
                                       Telecopier No.: (713) 346-7995
                                       Attention: Chief Financial Officer

                             If to the Trustee:

                                         The Bank of New York
                                         101 Barclay Street, Floor 21 West
                                         New York, New York 10286
                                         Attention: Corporate Trust Trustee
                                                      Administration
                                         Telecopier No.: 212-815-5915
                                         Ref: National-Oilwell, Inc.

        The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first class mail, postage prepaid, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.3   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

        (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

        (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

        (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.6   RULES BY TRUSTEE AND AGENTS

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

        No past, present or future director, officer, employee, incorporator, partner, member or stockholder of the Company, or of any member, partner or stockholder of any such entity, as such, shall have any liability for any obligation of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 10.8   GOVERNING LAW

        THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

SECTION 10.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10  SUCCESSORS

        All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11  SEVERABILITY

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12  COUNTERPART ORIGINALS

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13  TABLE OF CONTENTS, HEADINGS, ETC.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                           [Signatures Page(s) Follow]

                                   SIGNATURES

Dated as of March 19, 2001

                                     Company:

                                     NATIONAL-OILWELL, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                     Trustee:

                                     THE BANK OF NEW YORK


                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                   EXHIBIT A-1
                                 (FACE OF NOTE)

                                                           CUSIP:
                                                                 ---------------

                   6-1/2% SENIOR NOTES DUE 2011[, SERIES B]*

No.                                                             $
   ------------                                                  ---------------

                              NATIONAL-OILWELL, INC

promises to pay to _________________ or registered assigns, the principal sum of ___________ Dollars on March 15, 2011

                       Interest Payment Dates: March 15 and September 15

                       Record Dates: March 1 and September 1

                                     NATIONAL-OILWELL, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

The Bank of New York
as Trustee


By:                                             Dated:
   -----------------------------------------          -------------------------
              Authorized Signatory




*This bracketed language should appear only in Exchange Notes


                                      A1-1

                                 (Back of Note)

                  6-1/2% Senior Notes due 2011[, Series B]*

               [Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

               [Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. INTEREST. National-Oilwell, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 6-1/2% per annum, from __________________ until maturity [and shall pay any additional interest payable on the principal amount of this Note pursuant to
Section 2.5 of the Registration Rights Agreement referred to below.]+ The Company will pay interest semi-annually in arrears on each March 15 and September 15 following the date of issuance of this Note, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the Interest Payment Date next following the date set forth in the first sentence of this paragraph. The Company shall pay interest on overdue principal and premium, if any, from time to time as provided in Section 2.12 of the Indenture at the rate borne on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time as provided in Section 2.12 of the Indenture at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United


-------------
*  This bracketed language should appear in Exchange Notes only.
+  Omit this bracketed language in Exchange Notes.

                                      A1-2

States of America as at the time of payment is legal tender for payment of public and private debts.

        3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 19, 2001 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company initially limited to $150,000,000 in aggregate principal amount, but the aggregate principal amount may be increased as provided in the Indenture.

        5. OPTIONAL REDEMPTION. The Notes are redeemable prior to their final Stated Maturity, at the option of the Company, at any time in whole or from time to time in part, on any date prior to their Stated Maturity selected by the Company (the "Redemption Date") at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) plus the Make-Whole Premium (as defined in the Indenture), if any (the "Redemption Price"). In no event will the Redemption Price ever be less than 100% of the principal amount of the Notes plus accrued interest to the Redemption Date.

        6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

        8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for

                                      A1-3
a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions in Article 2 of the Indenture in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger, consolidation or sale of assets in accordance with Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, or to allow any guarantor to guarantee the Notes.

        11. DEFAULTS AND REMEDIES. Events of Default include: (a) default in the payment when due of principal of, or Make-Whole Premium, if any, on, the Notes;
(b) default in the payment when due of interest on the Notes and such default continues for a period of 30 days; (c) failure by the Company or any of its Restricted Subsidiaries to observe or perform any other covenant (other than the covenants described in (a) and (b) above) in the Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (d) failure by the Company or any Subsidiary to pay indebtedness when due within the applicable grace period, if any, or the acceleration of such indebtedness by the holders thereof and, in either case, the principal amount of such unpaid or accelerated indebtedness exceeds $20 million; or (e) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries as specified in Section 6.1 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal amount of all then outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of

                                      A1-4

Default in the payment of interest or premium, if any, on, or the principal of, the Notes or in respect of any other covenant or provision of the Indenture which, under Section 9.2 of the Indenture, cannot be modified without the consent of the Holder of each outstanding Note. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        13. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, partner, member or stockholder of the Company or any Subsidiary of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

        15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and CUSIP numbers will be used in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        17. ADDITIONAL RIGHTS OF HOLDERS OF [RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE] NOTES. [In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 19, 2001, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").]++ The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement.]** Requests may be made to the principal office of the Company, attention Chief Financial Officer.

-------------
++ Omit this bracketed language in Exchange Notes.
** Omit this bracketed language in Exchange Notes.


                                      A1-5

                                 ASSIGNMENT FORM

        To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint ___________________________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:
     ------------------------

                                Your Signature:____________________________
                                (Sign exactly as your name appears on the face of this Note)


                                SIGNATURE GUARANTEE


                                -----------------------------------------------
                                Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                      A1-6

                SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL
                                     NOTE**

        The following exchanges of a part of this Global Note for an interest in another Note, or exchanges of a part of another Note for an interest in this Global Note, have been made:



                       Amount of decrease in     Amount of increase in        Principal Amount of            Signature of
                     Principal Amount of this   Principal Amount of this    this Global Note following   authorized signatory of
 Date of Exchange         Global Note                 Global Note           such decrease (or increase)       Note custodian
-------------------  ------------------------   -------------------------   ---------------------------  ------------------------



---------------
** This should be included if the Note is a Global Note.

                                      A1-7

                                   EXHIBIT A-2

                  (FACE OF REGULATION S TEMPORARY GLOBAL NOTE)


                                                     CUSIP/CINS:
                                                                ---------------

                          6 1/2% SENIOR NOTES DUE 2011

No.                                                              $
   -----------                                                    --------------

                              NATIONAL-OILWELL, INC

promises to pay to _________________ or registered assigns, the principal sum of ___________ Dollars on March 15, 2011.

                      Interest Payment Dates: March 15 and September 15

                      Record Dates: March 1 and September 1

                               NATIONAL-OILWELL, INC.


                               By:
                                  -----------------------------------------
                                  Name:
                                       ------------------------------------
                                  Title:
                                        -----------------------------------

This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

The Bank of New York
as Trustee


By:                                                Dated:
   -----------------------------------------             ----------------------
              Authorized Signatory



                                      A2-1

                  (BACK OF REGULATION S TEMPORARY GLOBAL NOTE)

                          6 1/2% SENIOR NOTES DUE 2011


THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES (1) NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO (X) THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DAY ON WHICH NATIONAL-OILWELL, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), EXCEPT (A) TO THE COMPANY OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN


                                      A2-2

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT IS ACQUIRING SUCH SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS RELATING TO RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE),
(E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR IN AN "OFFSHORE TRANSACTION" WITHIN THE MEANING OF REGULATION UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (2) THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (2) AN INSTITUTIONAL ACCREDITED INVESTOR, (3) A NON-U.S. PERSON AND IS ACQUIRING THE NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR (4) IT IS A PERSON ELIGIBLE TO BE TRANSFERRED THIS NOTE IN ACCORDANCE WITH CLAUSE
(F) OF THE FOREGOING SENTENCE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

        Capitalized terms used herein shall have the meanings assigned to them in the indenture referred to below unless otherwise indicated.

        1. INTEREST. National-Oilwell, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 6 1/2% per annum, from ___________ until maturity [and shall pay any additional interest payable on the principal amount of this Note pursuant to Section 2.5 of the Registration Rights Agreement referred to


                                      A2-3
below.]* The Company will pay interest semi-annually in arrears on each March
15 and September 15 following the date of issuance of this Note, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the Interest Payment Date next following the date set forth in the first sentence of this paragraph. The Company shall pay interest on overdue principal and premium, if any, from time to time as provided in Section 2.2 of the Indenture at the rate borne on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time as provided in Section 2.2 of the Indenture at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

        2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 19, 2001 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement

------------------------
* Omit this bracketed language if the Note is an Exchange Note.

                                      A2-4
of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company initially limited to $150,000,000 in aggregate principal amount, but the aggregate principal amount may be increased as provided in the Indenture.

        5. OPTIONAL REDEMPTION. The Notes are redeemable prior to their final Stated Maturity, at the option of the Company, at any time in whole or from time to time in part, on any date prior to their Stated Maturity selected by the Company (the "Redemption Date") at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) plus the Make-Whole Premium (as defined in the Indenture), if any (the "Redemption Price") . In no event will the Redemption Price ever be less than 100% of the principal amount of the Notes plus accrued interest to the Redemption Date.

        6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

        8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

        9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.


                                      A2-5

        10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions in Article 2 of the Indenture in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger, consolidation or sale of assets in accordance with Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to allow any guarantor to guarantee the Notes.

        11. DEFAULTS AND REMEDIES. Events of Default include: (a) default in the payment when due of principal of, or Make-Whole Premium, if any, on, the Notes;
(b) default in the payment when due of interest on the Notes and such default continues for a period of 30 days; (c) failure by the Company or any of its Restricted Subsidiaries to observe or perform any other covenant (other than the covenants described in (a) and (b) above) in the Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (d) failure by the Company or any Subsidiary to pay indebtedness when due within the applicable grace period, if any, or the acceleration of such indebtedness by the holders thereof and, in either case, the principal amount of such unpaid or accelerated indebtedness exceeds $20 million; or (e) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries as specified in Section 6.1 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal amount of all then outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes or in respect of any other covenant or provision of the Indenture which, under Section 9.2 of the Indenture, cannot be modified without the consent of the Holder of each outstanding Note. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                                      A2-6

        12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        13. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, partner, member or stockholder of the Company or any Subsidiary of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

        15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and CUSIP numbers will be used in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        17. [ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 19, 2001, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").]+

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement.]++ Requests may be made to the principal office of the Company, attention Chief Financial Officer.

---------------------
+  Omit this bracketed language in Exchange Notes.
++ Omit this bracketed language in Exchange Notes.


                                      A2-7

                                 ASSIGNMENT FORM

        To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint ___________________________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     --------------

                                Your Signature:____________________________
                                (Sign exactly as your name appears on the face of this Note)


                                SIGNATURE GUARANTEE


                                -----------------------------------------------
                                Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                      A2-8

                SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL
                                      NOTE

        The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Note, or of other Restricted Notes for an interest in this Regulation S Temporary Global Note, have been made:




                       Amount of decrease in     Amount of increase in        Principal Amount of            Signature of
                     Principal Amount of this   Principal Amount of this    this Global Note following   authorized signatory of
 Date of Exchange         Global Note                 Global Note           such decrease (or increase)       Note custodian
-------------------  ------------------------   -------------------------   ---------------------------  ------------------------



                                      A2-9

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER



National-Oilwell, Inc.
10000 Richmond Avenue
Houston, Texas  77042
Telecopier No.: (713) ___________
Attention: Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention: Corporate Trust Trustee Administration

        Re:    6 1/2% Senior Notes due 2011

        Reference is hereby made to the Indenture, dated as of March 19, 2001 (the "Indenture"), between National-Oilwell, Inc., as issuer (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        ____________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the "Transfer"), to ____________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

        1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RULE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y)
(1) for Transfers being effected in accordance with Rule 903, the transaction is executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States or (2) for Transfers being effected in accordance with Rule 904, the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

               (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

               (d) [ ] such Transfer is being effected to an Institutional Accredited Investor or pursuant to another exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904 and the Transferor hereby certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) if the Transfer is to an Institutional Accredited Investor, a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certificate) to the effect that such Transfer is in compliance with the Securities Act (provided that an Opinion of Counsel need not be furnished in respect of Transfers of a principal amount of Notes of $250,000 or more at the time of Transfer to an Institutional Accredited Investor who furnishes the certificate set forth in (1) above). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

        4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

               (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                         ---------------------------------------
                                         (Insert Name of Transferor)


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER


1.      The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (A) OR (B)]

        (a)    a beneficial interest in the:

               (i)     [ ] 144A Global Note (CUSIP __________), or

               (ii)    [ ] Regulation S Global Note (CUSIP _________); or

        (b)    [ ] a Restricted Definitive Note

2.      After the Transfer the Transferee will hold:

                                   [CHECK ONE]

        (a)    a beneficial interest in the:

               (i)     [ ] 144A Global Note (CUSIP __________), or

               (ii)    [ ] Regulation S Global Note (CUSIP __________), or

               (iii)   [ ] Unrestricted Global Note (CUSIP __________); or

        (b)     [ ] a Restricted Definitive Note

        (c)     [ ] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE



National-Oilwell, Inc.
10000 Richmond Avenue
Houston, Texas  77042
Telecopier No.: (713) ___________
Attention: Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention: Corporate Trust Trustee Administration

        Re:    6 1/2% Senior Notes due 2011

        Reference is hereby made to the Indenture, dated as of March 19, 2001 (the "Indenture"), between National-Oilwell, Inc., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ____________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] in an exchange transaction specified herein, in the principal amount of $__________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

               (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficiary interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

               (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

               (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the

                                   [CHECK ONE]

[ ] 144A Global Note                                [ ] Regulation S Global Note

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          --------------------------------------
                                          (Insert Name of Owner)


                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                    EXHIBIT D

                FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                               ACCREDITED INVESTOR



National-Oilwell, Inc.
10000 Richmond Avenue
Houston, Texas  77042
Telecopier No.:(713) ____________
Attention: Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention: Corporate Trust Trustee Administration

        Re:    National-Oilwell, Inc. 6 1/2% Senior Notes due 2011

        Reference is hereby made to the Indenture, dated as of March 19, 2001 (the "Indenture"), between National-Oilwell, Inc., as issuer (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $___________ aggregate principal amount of:

        (a)     [ ] a beneficial interest in a Global Note, or

        (b)     [ ] a Definitive Note,

        we confirm that:

        1. we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "institutional accredited investor");

        2. (A) any purchase of the Notes by us will be for our own account or for the account of one or more other institutional accredited investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring

                Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

        3. in the event that we purchase any Notes, we will acquire Notes having a minimum purchase price of not less than $250,000 for our own account and for each separate account for which we are acting;

        4. we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

        5. we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdictions, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control;

        6. we have received a copy of the Offering Memorandum relating to the offering of the Notes and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes; and

        7. (a) we are not an employee benefit plan or other arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include assets of such a plan or arrangement (pursuant to 29 C.F.R. Section 2510.3-101 or otherwise), and we are not purchasing (and will not hold) the Notes on behalf of, or with the assets of, any such plan, arrangement or entity; or (b) our purchase and holding of the Notes are completely covered by the full exemptive relief provided by U.S. Department of Labor Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

        We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf, and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell or otherwise transfer such Notes, such Notes will not be offered, sold or otherwise transferred prior to (x) the date that is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original Issue Date hereof (or any predecessor of this Note) and the last day on which National-Oilwell, Inc. (the "Company") or any affiliate of the Company was the owner of the Note (or any predecessor of this security) and (y) such later date, if any, as may be required by applicable laws (the "Resale Restriction Termination Date"), except (a) to the Company or a subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) for so long as the Note is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A that is acquiring the Note for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an "institutional accredited investor") that, prior to such transfer, furnishes to the trustee a signed letter containing certain representations relating to restrictions on transfer of the Note (the form of which letter can be obtained from the Trustee), (e) pursuant to offers and sales to non-U.S. Persons that occur in an "offshore transaction" within the meaning of Regulation S under the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act; provided that the Company, the Trustee, the transfer agent and the registrar shall have the right prior to any such offer, sale or transfer (i) pursuant to clause (c),
(d), (e) or (f) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, and (ii) in each of the foregoing cases, to require that a certificate of transfer in the form appearing on the Note is completed and delivered by the transferor to the Trustee. We further agree to provide any person purchasing any of the Notes other than pursuant to clause (b) above from us a notice advising such purchaser that resales of the Notes are restricted as stated above. We understand that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Notes that we receive in the form of physical certificates will bear a legend reflecting the substance of this paragraph.

        THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                          --------------------------------------
                                          (Insert Name of Accredited Investor)

                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------